UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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Filed by a Party other than the Registrant  [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

THE MIDDLETON DOLL COMPANY
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 2006

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of The Middleton Doll Company, we cordially invite you to attend our Annual Meeting of Shareholders at 10:00 a.m. on Wednesday, June 7, 2006. The meeting will be held at our new headquarters in the offices of our License Products subsidiary, which does business as FirsTime Manufactory. FirsTime Manufactory is located at 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the meeting. A copy of our Annual Report on Form 10-K is also included in this booklet.

We encourage you to attend the meeting in person. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

2005 HIGHLIGHTS

As discussed in the attached information, 2005 was a year of significant change for The Middleton Doll Company. I would like to highlight the key items relating to changes in company structure and officers as well as discuss our 2005 performance and future strategies.

Company Structure

On January 1, 2006, a new agreement between The Middleton Doll Company and its two subsidiaries and InvestorsBank became effective. Under the new agreement, InvestorsBank is continuing to provide loan management, real estate management and accounting services. However, we are no longer providing any fees to InvestorsBank for the services of George R. Schonath, former president and chief executive officer of The Middleton Doll Company, who continues to serve as president and chief executive officer of InvestorsBank. Susan J. Hauke, former vice president – finance and chief financial officer of The Middleton Doll Company, will provide specified accounting and related services to the company until June 30, 2006. The new agreement is expected to provide substantial cost savings to The Middleton Doll Company. In addition, there are no longer any common officers or directors between InvestorsBank and The Middleton Doll Company and its subsidiaries.

Beginning on January 4, 2006, the financial services segment began selling substantially all of its loans and loan participations and we anticipate that these loans and loan participations will be sold or will have matured prior to June 30, 2006. The proceeds from the sale of these assets have been and will be applied to repayment of debt. We also anticipate selling all of our leased real estate over time, depending upon real estate market conditions, availability of purchasers, pricing and timing.

After the various real estate assets are sold, we will no longer continue in the financial services segment. The Middleton Doll Company will then consist of two lines of business: the collectible and play-doll operations of Lee Middleton Original Dolls, Inc. and the clock and home décor operations of License Products, Inc. These two subsidiaries comprise our existing consumer products segment.

Company Officers

In anticipation of the new management agreement, I was elected president and chief executive officer of the company in December 2005. Craig R. Bald was elected vice president of finance, chief financial officer, secretary and treasurer. Kenneth A. Werner, Jr., president of the consumer products segment, was elected a director of the company.

My experience with the company goes back to its inception. I was one of the original founders and shareholders of Bando McGlocklin Capital Corp., the predecessor company to The Middleton Doll Company. I served as president of the company from 1980 to 1991, and have been a director for 23 years, bringing both experience and continuity to my position as CEO.

In Craig Bald and Ken Werner, we have two talented executives who are experienced in their respective areas. Craig Bald, a CPA, joined our License Products, Inc. subsidiary in 1999 as controller. He was promoted to chief financial officer of the consumer products segment in 2004. Prior to joining License Products, he was a senior accountant for BDO Seidman, LLP, where he served as an auditor for Bando McGlocklin Capital Corp.

Ken Werner has been president of License Products since 1998 and was appointed president of the consumer products segment in June 2005. He has 30 years of retail experience in department, chain and specialty store formats, including management positions with Successories, Inc., Gimbels Midwest, Inc. and Boston Store.

Our new leadership team is committed to strengthening our consumer products business and is actively developing strategies to achieve our long-term goals.

2005 Results

On a consolidated basis, The Middleton Doll Company reported a net loss of $1,554,602 or $0.42 per diluted share for 2005, compared to a net loss of $3,760,476 or $1.01 per diluted share in 2004. The 2004 results include a non-cash charge of $2.69 million or $0.72 per diluted share related to the write-off of deferred income tax assets in the consumer products segment. For 2005, the consumer products segment reported a net loss of $2,969,985 and the financial services segment reported net income of $1,415,383.

Our Lee Middleton Original Dolls subsidiary opened 25 Newborn Nursery® boutiques within selected Saks Department Store Group stores and Belk, Inc. stores in 2005. We ended the year with a total of 33 Newborn Nursery boutiques, up from eight at the end of 2004. The solid performance of these boutiques helped to offset a continuing decline in sales through the retail dealer channel. In addition, in 2004 we shipped a large holiday order of play dolls to a major consumer retailer, which did not occur in 2005.

In the financial services segment, interest on loans and rental income continued to decline as we moved forward with our plan to reduce our investment in loans and leased properties. Our 2005 results benefited from gains on the sale of property as part of this liquidation.

FUTURE STRATEGIES

While there were some bright spots in 2005, overall, we are not satisfied with our financial performance. We are focusing on two primary objectives for 2006: increasing sales and reducing overall operating expenses.

We have a number of strategies to increase sales of Lee Middleton Original Dolls. We believe that we can help to drive sales by better leveraging the reputation for quality and innovation of the Middleton Doll brand and by simplifying the collectible and play-doll operation of Lee Middleton Original Dolls into two product lines: Artist Studio Collection and Play Babies. We have expanded the role of Reva Schick, the award-winning artist who sculpts our collectible doll faces, to add her creativity and ideas into our efforts to enhance the total product. We are continuing to release new Artist Studio Collection dolls, while at the same time working to develop new products, pursue new business relationships and strengthen our base of independent retail dealers. Building strong customer relationships is also a top priority. Our annual collectors’ convention has proven to be a big success among our loyal collectible doll customers. Our third annual collectors’ convention will be held July 21 – 23 in Parkersburg, West Virginia. This event promises to be better than ever, providing attendees with opportunities to meet the artists who create our dolls and participate in contests, tours and displays.

In contrast to the well-recognized Middleton Doll name, our License Products subsidiary is a private-label merchandiser whose clocks and home décor products are distributed by major national retailers including Kohl’s Department Stores and Bed, Bath and Beyond. Our growth strategies for this business include developing creative new products, adding new customers and expanding our sales to existing customers.

On the expense side, we took a number of steps to reduce operating costs in 2005 that will benefit the company in 2006. These include a reduction of approximately $665,000 in lease expenses for our former warehouse, showroom and offices. We also expect to realize annualized cost savings from the downsizing of the workforce in response to business conditions and the new management agreement with InvestorsBank.

Summary

We believe the repositioning of the company to focus on growing our core consumer products business and the steps taken to improve our financial position provide a solid foundation for future progress. Our long-term goal remains the same: to build value for our shareholders.

Sincerely,

Salvatore L. Bando
President and Chief Executive Officer

FINANCIAL HIGHLIGHTS
Years Ended December 31

STATEMENTS OF OPERATIONS BY SEGMENT
	2005	2004
Consumer Products:
Net sales	$14,328,082	$15,945,860
Cost of goods sold	9,233,667	10,200,025

Gross profit	5,094,415	5,745,835
Total other expenses	(8,064,400)	(7,524,252)
Income tax expense	--	(2,685,224)

Net loss	$(2,969,985)	$(4,463,641)

Financial Services:
Total interest and rental income	$4,565,525	$6,018,431
Total gain on sale of leased properties and other income	1,818,790	380,326
Total interest expense	(1,769,736)	(2,113,731)
Total other expenses	(1,747,178)	(2,548,389)
Income tax expense	(546,917)	(128,371)
Preferred stock dividends	(905,101)	(905,101)

Net income	$1,415,383	$703,165

STATEMENTS OF OPERATIONS - COMBINED
Net income (loss):
Consumer Products	$(2,969,985)	$(4,463,641)
Financial Services	1,415,383	703,165

Net loss available to common shareholders	$(1,554,602)	$(3,760,476)

Loss per share - basic and diluted	$(0.42)	$(1.01)
Cash dividends paid per share	$--	$0.20

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 7, 2006

TO THE SHAREHOLDERS OF THE MIDDLETON DOLL COMPANY

        Notice is hereby given that the Annual Meeting of Shareholders of The Middleton Doll Company (the “Company”), will be held at License Products Inc., 1050 Walnut Ridge Drive, Hartland, Wisconsin, on Wednesday, June 7, 2006 at 10:00 a.m., for the purpose of considering and voting upon the following matters:

    1.     To elect four (4) directors, two (2) of whom will be elected by holders of the Preferred Stock, to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2. To ratify or reject the selection of Virchow, Krause & Company, LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2006.

3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponements thereof.

        The Board of Directors is not aware of any other business to come before the meeting. Shareholders of record at the close of business on April 19, 2006, are the shareholders entitled to vote at the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors
/s/ Salvatore L. Bando
Salvatore L. Bando
President and Chief Executive Officer

Hartland, Wisconsin
May 3, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

1050 Walnut Ridge Drive
Hartland, Wisconsin 53029

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2006

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Middleton Doll Company (the “Company”) of proxies to be used at the annual meeting of shareholders, which will be held at License Products, Inc., 1050 Walnut Ridge Drive, Hartland, Wisconsin, on Wednesday, June 7, 2006 at 10:00 a.m., and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Voting Rights and Proxy Information

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting. This proxy statement and the enclosed form of proxy are being mailed to shareholders on or about May 3, 2006.

        All shares of Common Stock and Preferred Stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. The shares represented by executed but unmarked proxies will be voted FOR the persons nominated for election as directors, and FOR the ratification of the selection of Virchow, Krause & Company, LLP (the “Independent Auditors”) as independent auditors to audit the financial statements of the Company for the year ending December 31, 2006 and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

        A majority of the shares of Common Stock, 6-2/3 cents par value (the “Common Stock”), and the Series A Adjustable Rate Cumulative Preferred Stock, $.01 par value (the “Preferred Stock”), as one class, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum but will not affect the vote required for approval of the election of directors or any proposal. Other than the election of directors and the ratification of the Independent Auditors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of Common Stock and Preferred Stock at the close of business on April 19, 2006, are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. Holders of Preferred Stock are entitled to vote, as a separate voting class, for the election of two (2) directors of the Company. In addition to a quorum of the shares of Common Stock and Preferred Stock, as one class, a separate quorum representing a majority of the shares of Preferred Stock shall be necessary in connection with the voting for such directors. In addition, holders of Preferred Stock are entitled to vote with holders of Common Stock, as one voting class, for the election of the remaining two (2) directors of the Company and for the ratification of the Independent Auditors. On April 19, 2006, the Company had outstanding and entitled to vote 3,727,589 shares of Common Stock and 674,191 shares of Preferred Stock. The record holder of each outstanding share of Common Stock and Preferred Stock is entitled to one vote.

        The Board of Directors would like to have all shareholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (a) duly executing and delivering to the Secretary of the Company a later dated proxy relating to the same shares prior to the exercise of such proxy, (b) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy, or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Craig R. Bald, Secretary, at 1050 Walnut Ridge Drive, Hartland, Wisconsin.

Proposal No. 1 – ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Preferred Stock will elect, voting as a separate class, two (2) directors of the Company to hold office until the next annual meeting and until their successors are duly elected and qualified. Unless the holders of Preferred Stock otherwise specify, the shares represented by the proxies received for the election of two (2) directors will be voted in favor of the election as directors of Peter A. Fischer and David A. Geraldson. The holders of the Common Stock and the Preferred Stock will elect, voting as one class, two (2) directors of the Company to hold office until the next annual meeting and until their successors are duly elected and qualified. Unless the shareholders otherwise specify, the shares represented by the proxies received for the election of two (2) directors will be voted in favor of the election as directors of Salvatore L. Bando and Kenneth A. Werner, Jr.

        Proxies of holders of Common Stock cannot be voted for more than two (2) persons and proxies of holders of Preferred Stock cannot be voted for more than four (4) persons. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as director if elected. However, in the event that any of the nominees should be unable or for good cause unwilling to serve, the shares represented by proxies received will be voted for substitute nominees selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

        The following table sets forth certain information about the Board’s nominees for election as directors of the Company. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and held the offices shown for more than the past five years. The table provides information as of March 31, 2006, as to the age, principal occupation, background for at least the last five years and period of service as a director for each person.

Name	Director Since	Age	Principal Occupation; Office, if any, Held in the Company; Other Directorships
Salvatore L. Bando	1999	62	President and Chief Executive Officer of the Company since
			January, 2006; Financial Professional of AXA Advisors, LLC
			since December, 2004; formerly Special Assistant to the
			President of the Milwaukee Brewers from September, 1999 to
			November, 2001. Senior Vice President of Baseball
			Operations for the Milwaukee Brewers from 1991 to 1999.
			Director of InvestorsBancorp, a bank holding company, from
			1997 to 1999. Previously a director of the Company from
			1980 until 1997 and an officer of the Company from 1980
			until 1991.

Name	Director Since	Age	Principal Occupation; Office, if any, Held in the Company; Other Directorships
Peter A. Fischer	1983	63	Associate Pastor of Portview Christian Center, Port
			Washington, Wisconsin since 1992; a former Director, and
			from 1981 to 1989, the President and Chief Executive
			Officer of Medalist Industries, Inc. (a manufacturer of
			industrial and consumer products).
David A. Geraldson	1983	75	President since 1993 and prior thereto Secretary and
			Treasurer of Precision Gears, Inc. (a manufacturer of
			gears, splined shafts, speed reducers and worm gear
			winches).
Kenneth A. Werner, Jr	2006	59	President of the Company's consumer products segment since
			June, 2005; President of License Products, Inc. since 1998.

        All of the Company’s directors will hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any of the Company’s directors have been selected for their respective positions.

        THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES THE HOLDERS OF PREFERRED STOCK TO VOTE “FOR” MESSRS. FISCHER AND GERALDSON AND URGES EACH SHAREHOLDER TO VOTE “FOR” MESSRS. BANDO AND WERNER. SHARES REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL APPROPRIATE NOMINEES.

BOARD OF DIRECTORS AND ITS COMMITTEES

        General Board and Committee Matters. The Board of Directors has a standing Compensation Committee (the “Compensation Committee”) and Audit Committee (the “Audit Committee”), but does not have a nominating committee. The Board believes that it is appropriate for the Company not to have a nominating committee because the Board’s independent directors can adequately serve the function of considering potential director nominees from time to time as needed. The Board has determined that Messrs. Fischer and Geraldson are independent under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc.® (“NASDAQ”).

        The Board held four regular quarterly meetings, two special meetings, and five audit committee meetings during the year ended December 31, 2005. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which he served.

        During 2005, Messrs. Fischer, Geraldson and Bando were paid an annual retainer fee of $10,000. Each of those directors were paid $1,000 for each of two Board meetings and were not compensated for the remaining four meetings. These directors were also paid $500 for one Audit Committee meeting and were not compensated for the remaining four audit committee meetings.

        Compensation Committee. During 2005, the Compensation Committee, which consisted of Messrs. Fischer, Geraldson and Bando, met twice. All of the members of the Compensation Committee were independent (as independence is defined in the rules of NASDAQ) in 2005. The Compensation Committee approves all matters relating to the compensation of the Company’s directors and officers, including salary rates, participation in any incentive bonus plans, fringe benefits, and other forms of compensation, and approves the grant of stock options under the Company’s 2003 Stock Option Plan (the Compensation Committee does not intend to issue any more awards under the Company’s 1997 Stock Option Plan).

        Audit Committee. During 2005, the Audit Committee, which consisted of Messrs. Fischer, Geraldson and Bando held five meetings during the year ended December 31, 2005. Pursuant to the applicable rules of the Securities and Exchange Commission (“SEC”), all of the members of the Audit Committee were independent (as independence is defined in the rules of NASDAQ) and met the independence standards for Audit Committee members in 2005. The Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (a) the annual and quarterly financial information to be provided to shareholders and the SEC; (b) the system of internal controls that management has established; (c) the internal and external audit process; and (d) the Company’s auditing, accounting and financial reporting processes generally. In addition, the Audit Committee provides an avenue for communication between the independent auditors, management and the Board. The Audit Committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors of the Company (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Board of Directors has adopted a written charter for the Audit Committee.

        The Board of Directors has determined that the Company does not have an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K, serving on the Audit Committee. However, the Board of Directors has determined that, although none of the members of the Audit Committee individually meets all of the required elements of the definition of an “audit committee financial expert,” the members of the Audit Committee collectively possess the knowledge and experience necessary to execute all of the Audit Committee’s functions, duties and powers.

        General Nominating Policies, Procedures and Processes. The independent directors of the Board of Directors (as independence is defined in the rules of NASDAQ) are responsible for identifying, evaluating and recommending nominees for director. The independent directors are currently Messrs. Fischer and Geraldson. In identifying and evaluating nominees for director, the independent directors seek to ensure:

        1.     that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives; and

        2.     that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company.

        The independent directors look at each nominee on a case-by-case basis regardless of who recommended the nominee to determine whether the proposed candidate meets the Board of Director’s minimum qualifications for eligibility, director criteria and is otherwise suitable for further consideration. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the independent directors may take into account all factors they considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

        At a minimum, each director nominee, whether an independent director-recommended nominee or a shareholder-recommended nominee, must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. Further, each nominee for director should possess the following specific qualities and skills:

        1.     Exhibit high standards of integrity, commitment and independent thought and judgment. Also be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

        2.     Have substantial management experience and/or financial expertise or prior Board experience with a public company or other relevant experience with a range of skills that will allow a Board member to provide sound guidance with respect to the Company’s operations and interests.

        3.        Have the ability to dedicate sufficient time, energy and attention to ensure the diligent pursuit of his or her duties, including attending Board and committee meetings and reviewing all material in advance.

        4.        Have the ability to discus major issues and come to a reasonable conclusion. The capability to understand, effectively discuss and make appropriate judgments with respect to issues of importance to the Company. While being collegial, the candidate should have the ability to be direct and not afraid to disagree on important issues.

        5.        Have the ability, when requested by the Board, to represent the Company effectively and its business to the financial press, investment institutions and other company and shareholder constituencies.

        6.        As applicable or desirable, meet the requirements for independence set forth in NASDAQ Rule 4200(a)(15), or any successor rule, for at least a majority of the directors then serving on the Board.

        7.        Either have direct business exposure to the major businesses of the Company and its subsidiaries and/or be ready to participate in direct learning experiences about the major businesses of the Company and its subsidiaries.

        8.        For Audit Committee members, possess experience in the review of financials of comparable levels of difficulty as the Company’s financials and meet the additional independence requirements under SEC rules.

        Process for Shareholder Director Nominees. While the independent directors of the Board of Directors are solely responsible for identifying and recommending director nominees to the Board of Directors, they will consider candidates recommended by the Company’s shareholders for election as directors.

Each shareholder recommendation should include information about the shareholder bringing the nomination. At a minimum, this information should include the number of shares held by such shareholder and the period of time such shares have been held by the shareholder. Each shareholder recommendation should also include information about the nominee. At a minimum, this information should include (a) the name and age of the nominee; (b) the nominee’s business background for at least the past five years; (c) any directorships that the nominee holds in other companies; (d) any relationships of the nominee to the Company, including share ownership; and (e) a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is being made.

A shareholder recommendation for a director nominee should be delivered to the Secretary of the Company at 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029.

The independent directors of the Board of Directors will review whether the proposed candidate meets the Board’s minimum qualifications for eligibility, director criteria and is otherwise suitable for further consideration. The independent directors of the Board of Directors will use the same process and standards for reviewing shareholder recommendations for director nominees as they do for other potential director nominees.

        Shareholder Communications with Board of Directors. Shareholders may communicate with the Board of Directors (or individual directors serving on the Board of Directors) by sending written communications, addressed to any director or to the Board of Directors as a group, to the Secretary of the Company at 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, who will ensure that this communication (assuming it is properly marked care of the Board of Directors or care of a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

        Attendance of Directors at Annual Meetings. All members of the Board of Directors are expected to attend the annual meeting of shareholders barring other significant commitments or special circumstances. All of the four directors attended last year’s annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership by Directors, Nominees and Executive Officers

        The following table sets forth information as to the Common Stock and Preferred Stock shares of the Company beneficially owned by each director and director-nominee, each of the executive officers names in the Summary Compensation Table and by all directors and executive officers as a group as of March 31, 2006. Except as otherwise indicated, the named individuals have sole power to vote and dispose of such shares.

Directors, Nominees and Executive Officers	Amount Beneficially Owned	Percentage of Outstanding Stock of Respective Class	Percentage of Aggregate Voting Power of Common Stock and Preferred Stock
Salvatore L. Bando
Common Stock (1)	147,529	4.0%	3.4%
Preferred Stock	1,415	*

Peter A. Fisher
Common Stock (2)	33,033	*	*
Preferred Stock	0	0

David A. Geraldson (3)
Common Stock	51,657	1.4%	1.2%
Preferred Stock	2,000	*

Kenneth A. Werner Jr. (4)
Common Stock	16,360	*	*
Preferred Stock	0	0

All Directors, Nominees and
Executive Officers as a
Group (5 Persons)
Common Stock	248,579	6.6%	5.7%
Preferred Stock	3,415	*

* Shares owned constitute less than 1% of shares outstanding and less than 1% of votes entitled to be cast.

(1)	Includes (a) 59,818 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 11,029.721 shares held by InvestorsBank’s 401(k) profit sharing plan on behalf of this individual.
(2)	Includes (a) 11,324 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 12,257 shares held by a Keogh plan on behalf of this individual.
(3)	Includes 10,747 shares held jointly with or by spouse (shared voting and dispositive power).
(4)	Includes 16,360 shares subject to stock options which were exercisable as of or within sixty (60) days of March 31, 2006.

Shareholders Owning More Than Five Percent

        The following table provides information concerning persons known by the Company to beneficially own more than five percent of any class of the Company’s voting securities as of March 31, 2006.

Name and Address	Amount Beneficially Owned	Percentage of Outstanding Stock of Respective Class	Percentage of Aggregate Voting Power of Common Stock and Preferred Stock
Thomas G. Berlin (1)
Berlin Financial, Ltd.
1325 Carnegie Avenue
Cleveland, OH 44115
Common Stock	410,700	11.0%	10.1%
Preferred Stock	35,662	5.3%

Thomas Evans (2)
W239 N1700 Busse Road
Waukesha, WI 53188
Common Stock	366,903	9.8%	8.3%
Preferred Stock	0	0

(1)	Information shown is based on Schedules 13D, as amended, filed with the Securities and Exchange Commission. The Schedules 13D indicate that such party has shares voting power and investment power over all of the shares identified above.
(2)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by Thomas Evans, the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996 and the Emily A. Schonath Irrevocable Trust, dated December 31, 1996. Thomas Evans is the sole trustee of the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996 and the Emily A. Schonath Irrevocable Trust, dated December 31, 1996. The Schedule 13G indicates that Thomas Evans has sole voting power and investment power over all of the shares identified above. Of the total shares the Sarah E. Schonath Irrevocable Trust, dated December 31, 1996, owns 183,452 of the shares and the Emily A. Schonath Irrevocable Trust, dated December 31, 1996, owns 183,451 of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the year ended December 31, 2005, all reports required by Section 16(a) to be filed by the Company’s officers, directors and more than 10% shareholders were filed on a timely basis.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the compensation paid for the last three years to the Company’s former President and Chief Executive Officer. There were no other executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for the year ended December 31, 2005. The person named in the table below is sometimes referred to herein as the named executive officer.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary (1)	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Option/ SARs	All Other Compensation
George R. Schonath,	2005	$0(2)	$ - - -	$ - - -	$ - - -	- - -	$0(3)
President and Chief	2004	$0(2)	$ - - -	$ - - -	$ - - -	- - -	$0(3)
Executive Officer	2003	$110,000	$ - - -	$ - - -	$ - - -	- - -	$69,305

(1)	On July 1, 2003, the Company and InvestorsBank orally agreed to amend their Management Services and Allocation of Expenses Agreement to, among other things, provide for additional credit analysis, loan-related and lease-related services to be provided by InvestorsBank to the Company and for InvestorsBank to provide certain management services to the Company’s Lee Middleton Original Dolls, Inc. subsidiary (the “Amended Agreement”). Effective January, 2004, the parties again amended the Management Services and Allocation of Expenses Agreement by entering into a Second Amended and Restated Management Services and Allocation of Expenses Agreement (together with the Amended Agreement, collectively, the “Management Agreement”), which terminated December 31, 2005. Pursuant to the Management Agreement, the portion of Mr. Schonath’s salary otherwise payable to Mr. Schonath for half of 2003 was instead paid to InvestorsBank. The $110,000 reflected in the table represents payment of half of the base salary approved for him by the Compensation Committee in 2003.
(2)	During 2004 and 2005, as part of the payment made to InvestorsBank pursuant to the Management Agreement, the Company paid $220,000 to InvestorsBank, representing the salary which the Company would have otherwise paid to Mr. Schonath for his services.
(3)	During 2004 and 2005, as part of the payment made to InvestorsBank pursuant to the Management Agreement, the Company paid $145,000 to InvestorsBank which otherwise would have been paid to or for the benefit of Mr. Schonath for his services, representing $130,000 for supplemental retirement benefits and $15,000 for a 401(k) plan contribution and miscellaneous fringe benefits for Mr. Schonath.

1997 Stock Option Plan

        The Company has in effect the 1997 Plan pursuant to which there are outstanding options to purchase an aggregate of 203,445 shares. The options were originally granted to George R. Schonath in 1997 and subsequently gifted by him to his adult daughters’ irrevocable trusts. The right to exercise the options expires on June 30, 2006. Mr. Schonath holds no options under the 1997 Plan. No options were granted or exercised in 2005 under the 1997 Plan. As of December 31, 2005 there were 16,555 options available for issuance under the 1997 Plan. The Compensation Committee does not intend to issue any additional options under the 1997 Plan.

2003 Stock Option Plan

        The Company has in effect the 2003 Plan pursuant to which there are outstanding options to purchase an aggregate of 40,900 shares. During 2004, an option for 75,000 shares was forfeited. No options have been granted to the named executive officer under the 2003 Plan. As of December 31, 2005 there were 209,100 options available for issuance under the 2003 Plan.

Equity Compensation Plan Information

        Set forth below is information with respect to the Company’s equity compensation plans as of December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issues under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	244,345	$9.30	225,655
Equity compensation
plans not approved
by security holders	0	$0.00	0
Total	244,345	$9.30	225,655

Compensation Committee Interlocks and Insider Participation

        During 2005, the Compensation Committee met once. The Compensation Committee is presently composed of David A. Geraldson and Peter A. Fischer. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report

        The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its executive officers, including the named executive officer. The Compensation Committee determines the compensation package (including the grant of stock options pursuant to the 2003 Plan) to be paid to each executive officer.

        Executive Compensation Policies. The Company’s executive compensation program is intended to establish a relationship between compensation and the Company’s business strategies as well as the Company’s goal of maintaining and improving profitability and maximizing long-term shareholder value. The focus of compensation decisions is on the achievement of long-term performance objectives as opposed to the attainment of short-term, narrowly defined goals. The focus on long-term performance objectives is intended to avoid unwarranted adjustments in executive compensation based solely on short-term swings (either up or down) in the Company’s markets.

        In recommending and establishing levels of executive compensation, it is the policy of the Compensation Committee to (a) offer competitive compensation packages in order to attract and retain key executive officers crucial to the Company’s long-term success; (b) provide, on a limited basis, performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for long-term strategic management and the enhancement of shareholder value; (c) establish a relationship between executive compensation and the Company’s annual and long-term strategic goals; and (d) provide compensation programs which recognize and reward individual initiative and achievement.

        Executive Compensation Package. As reflected under the Summary Compensation Table, no compensation was paid directly to Mr. Schonath in 2005. Rather, salary and other compensation which would have otherwise been paid to Mr. Schonath was paid to InvestorsBank pursuant to the Management Agreement.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits deductibility for federal income tax purposes of compensation in excess of $1 million paid to the Chief Executive Officer and certain executive officers unless certain requirements are met. The Compensation Committee does not believe that in the foreseeable future the annual compensation of any executive officer will be subject to the limit.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

The Middleton Doll Company
Compensation Committee Members
David A. Geraldson
Peter A. Fischer

AUDIT COMMITTEE REPORT

        Pursuant to its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2005 with management and the Independent Auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the Independent Auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and the overall quality of the Company’s financial reporting; (a) their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; (b) all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Codification of Statement on Auditing Standards, AU §380); (c) their evaluation of the Company’s internal controls; and (d) with and without management present, the results of the Independent Auditor’s examination of the Company’s consolidated financial statements. The independent auditors provided the Audit Committee with written disclosure respecting their independence and the letter required by Independence Standards Board No. 1 (“Independence Discussions with Audit Committees”). The Audit Committee discussed with the Independent Auditors the auditors’ independence from management and the Company and considered the compatibility of non-audit services provided by the auditors to the Company with their independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the Company’s audited consolidated financial statements be included its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

The Middleton Doll Company
Audit Committee
David A. Geraldson (Chairman)
Peter A. Fischer

PERFORMANCE INFORMATION

        The following graph compares on a cumulative basis changes since December 31, 2000 in (a) the total shareholder return on the Common Stock, (b) the total return of companies in the Nasdaq Stock Market Index (“Nasdaq U.S.”), and (c) the total shareholder return of companies in the Nasdaq Stocks Miscellaneous Investing Index (“Nasdaq MI”) consisting of a peer group of publicly-traded REITs. The total return information presented in the graph assumes the reinvestment of dividends. The graph assumes $100 was invested on December 31, 2000 in Common Stock, the Nasdaq U.S. and the Nasdaq MI.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
	(1)
The Middleton Doll Company	$ 100.00	$101.00	$ 89.90	$ 72.50	$ 34.80	$ 14.30
Nasdaq U.S.	$ 100.00	$ 79.30	$ 54.80	$ 82.00	$ 89.20	$ 91.10
Nasdaq MI	$ 100.00	$131.70	$151.60	$222.20	$246.30	$245.60

(1)	As of January 1, 2000, the Company was a reporting company under the Securities Exchange Act of 1934, as amended, and its shares of common stock were traded on the Nasdaq Stock Market. Effective July 14, 2004, the Company’s common stock (DOLL) and preferred stock (DOLLP) began trading on the OTC Bulletin Board. The Company voluntarily delisted from The Nasdaq National Market because the shareholders’ equity in the Company no longer met the minimum NASDAQ requirement of $10.0 million.

RELATED PARTY TRANSACTIONS

        The Company and InvestorsBancorp, Inc., a one-bank holding company, together with its wholly-owned subsidiary, InvestorsBank, shared common space and personnel through December 31, 2005. George R. Schonath, the President, Chief Executive Officer and a director of the Company through December 31, 2005, remains (a) the President, Chief Executive Officer and a director of InvestorsBancorp, and the beneficial owner of 100 shares of common stock of InvestorsBancorp (0.017% of the issued and outstanding common stock of InvestorsBancorp) and controls 100% of the voting power of the common stock of InvestorsBancorp pursuant to a voting agreement with the other beneficial owners; and (b) the President and Chief Executive Officer and a director of InvestorsBank (the “Bank”). In addition, Susan J. Hauke, Chief Financial Officer, Vice President Finance and Secretary of the Company through December 31, 2005, remains Chief Financial Officer, Vice President Finance and Secretary of InvestorsBancorp and Chief Financial Officer and Controller of the Bank. Glenn A. Michaelsen, Senior Vice President of the Company through December 31, 2005, remains a Senior Vice President of InvestorsBancorp and the Bank. Jon McGlocklin, Vice President of the Company through December 31, 2005, remains a director of InvestorsBancorp and the Bank.

        As previously stated, the Company and the Bank were parties to that certain “Seconded Amended and Restated Management Services and Allocation of Expenses Agreement” which terminated on December 31, 2005. Pursuant to the Management Agreement, the Bank managed the loan portfolio of the Company, managed the Company’s leased real estate, and provided additional bookkeeping, accounting and SEC reporting services. For the loan management services, the Company paid the Bank a fee equal to 0.25% of the principal amount of loans under management. For leased property management fees, the Company paid the Bank a fee equal to 6% of the rents collected on the Company’s leased real estate, other than leased real estate acquired from Bando McGlocklin Real Estate Investment Corporation, for which the fee was equal to 1/12 of 0.25% multiplied by the total cost of all such properties.

        Pursuant to the Management Agreement, the Bank also provided (a) additional services to the Company that consisted of services related to loan defaults and workouts, loan monitoring services, credit analysis of current and prospective borrowers, lease defaults and workouts, lease monitoring services and credit analysis of current lessees and prospective lessees; and (b) certain management services to LMOD (collectively, the “Additional Services”). The Additional Services were performed on behalf of the Bank by Mr. Schonath, or under his supervision. For the Additional Services, the Company paid to the Bank during 2005 a monthly fee equal to one-twelfth (1/12) of $365,000. Mr. Schonath received no compensation from the Company for his services under the Management Agreement.

        In addition, the Company reimbursed the Bank for certain salary and benefits of Bank employees who spent part or all of their time on Company bookkeeping, accounting and SEC reporting matters, and paid one-half of the salary and benefits of the person who served as receptionist for both the Bank and the Company in 2005. In 2005, the Company paid the Bank approximately $107,000 in loan management fees, approximately $91,000 in leased real estate management fees, approximately $159,000 in reimbursed employee expenses and benefits and $365,000 for the Additional Services, as described in the preceding paragraph. Also, the Company and the Bank during 2005 allocated certain common operating expenses between them related to office supplies, telephones, computers, utilities, repairs and maintenance, and meals and entertainment. In 2005, the Company paid the Bank approximately $50,000 for total common operating expenses. Management believes that the fee arrangement with the Bank under the Management Agreement is comparable to what would have been charged by an unrelated third party.

        In October, 2002, the Bank purchased the land and building for its main office from the Company for $2.4 million, the appraised value. During 2005, the Company leased space from the Bank at an annual rent of approximately $65,000 plus its pro rata share of real estate taxes and of the Bank’s occupancy expense. Management believes the terms of the lease with the Bank are on substantially the same terms and conditions as could be obtained from an unrelated third party.

        The Company purchased loan participations from the Bank from time to time during 2005. All outstanding loans, commitments to loans and loan participations and servicing relationships, in the opinion of Management, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Proposal No. 2– RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of Virchow, Krause & Company, LLP as independent auditors to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 2006, and proposes that the shareholders ratify such appointment. Virchow, Krause & Company, LLP acted as independent auditors for the years ended December 31, 2005, 2004, 2003, 2002 and 2001. A representative of Virchow, Krause & Company, LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement and will be available to respond to appropriate questions. If the shareholders should not ratify the appointment of Virchow, Krause & Company, LLP as independent auditors for the year ending December 31, 2006, the Audit Committee will reconsider the selection.

        The vote necessary to ratify the appointment of independent auditors is governed by Section 180.0725(3) of the Wisconsin Business Corporation Law, which provides that a matter will be approved if a quorum is present and the number of votes cast in favor of the matter exceed the number of votes cast in opposition thereto. Accordingly, a shareholder will be deemed “present” at the Meeting by proxy because the shareholder has returned a proxy (even if the proxy card contains no instructions as to voting with respect to the ratification of the appointment of independent auditors, abstains from voting thereon, or constitutes a broker non-vote with respect thereto). Assuming a quorum is present, abstentions and broker non-votes will not affect the vote required to ratify the appointment of Virchow, Krause & Company, LLP as independent auditors.

Audit Fees

        The aggregate fees billed by Virchow, Krause & Company, LLP for professional services rendered for the audit of the Company’s annual financial statements, the review of the financial statements included in the Company’s Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2005 and 2004 were $109,665 and $92,900, respectively.

Audit-Related Fees

        No audit related fees were billed by Virchow, Krause & Company, LLP in 2005 or 2004.

Tax Fees

        The aggregate fees billed by Virchow, Krause & Company, LLP for professional services rendered for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2005 and 2004 were $11,400 and $10,775, respectively.

All Other Fees

        No other fees were billed by Virchow, Krause & Company, LLP in 2005 or 2004.

Audit Committee Pre-approval Policies and Procedures

        The policy of the Audit Committee requires pre-approval of all audit, audit-related, tax and other services to be provided by Virchow, Krause & Company, LLP, subject to de minimis exceptions for the providing of non-audit services, which services must be approved by the Audit Committee prior to completion of the audit and must otherwise comply with Section 10A(i)(B) of the Securities Exchange Act of 1934.

        All of the audit-related, tax services and other fees described above were pre-approved by the Audit Committee to the extent required by applicable law.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF VIRCHOW, KRAUSE & COMPANY, LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.

Proposal No. 3 – OTHER MATTERS

        The matters in the foregoing Notice of Meeting and Proxy Statement are, as far as the Board of Directors knows, the only matters which will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the individuals named in the accompanying Proxies will vote on them, in accordance with their best judgment exercising the authority conferred thereby.

MISCELLANEOUS

Shareholder Proposals

        Any proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices at 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, on or before January 3, 2007, to be considered for inclusion in the Company’s Proxy Statement and proxy relating to such meeting. Additionally, if the Company receives notice of a shareholder proposal after March 19, 2007, the persons named in the proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Solicitation Expenses

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Preferred Stock and Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Salvatore L. Bando
Salvatore L. Bando
President and Chief Executive Officer

Hartland, Wisconsin
May 3, 2006

COMMON	COMMON
STOCK	STOCK

THE MIDDLETON DOLL COMPANY
1050 Walnut Ridge Drive
Hartland, WI 53029

This Proxy is Solicited On Behalf of The Board of Directors

The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of The Middleton Doll Company held of record by the undersigned on April 19, 2006, at the annual meeting of shareholders to be held on June 7, 2006, or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Items 1 and 2.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees in Item 1, “FOR” Item 2, and in the discretion of the proxyholders in connection with Item 3.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

THE MIDDLETON DOLL COMPANY 2006 ANNUAL MEETING
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    •

[	]

The Board of Directors recommends a vote FOR the	2. To ratify or reject the election of
following proposals:	Virchow, Krause & Company, LLP	For	Against	Abstain
as independent auditors to audit
	the financial statements of the	(_)	(_)	(_)
Company for the year ending
December 31, 2006.

1. ELECTION OF DIRECTORS:		For All	Withhold All	For All Except as indicated below
Nominees:	Salvatore L. Bando	(_)	(_)	(_)	3. IN THEIR DISCRETION, THE PROXIES ARE
	Kenneth A. Werner, Jr.				AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT
OR POSTPONEMENT THEREOF.

Check appropriate box
Indicate changes below:
_______________________________________ (Instructions: To withhold authority to vote for any	Address Change? [_]	Name Change? [_]
indicated nominee, write the nominee(s) name above.)
Date: ____________, 2006

______________________________________________ Signature of Shareholder
______________________________________________ Signature, if held jointly
Please sign exactly as your name appears, at left. Joint
owners should each sign personally. When signing as
attorney, executor, administrator, trustee or in a similar
capacity, give full title as such. If a corporation,
please sign in full corporate name by the president or
other authorized officer. If a partnership, please sign in
partnership name by authorized person

« FOLD AND DETACH HERE »

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENCLOSED ENVELOPE PROVIDED.

PREFERRED	PREFERRED
STOCK	STOCK

THE MIDDLETON DOLL COMPANY
1050 Walnut Ridge Drive
Hartland, WI 53029

This Proxy is Solicited On Behalf of The Board of Directors

The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Series A Adjustable Rate Cumulative Preferred Stock of The Middleton Doll Company held of record by the undersigned on April 19, 2006, at the annual meeting of shareholders to be held on June 7, 2006, or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Items 1 and 2.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees in Item 1, “FOR” Item 2, and in the discretion of the proxyholders in connection with Item 3.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

THE MIDDLETON DOLL COMPANY 2006 ANNUAL MEETING
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    •

[	]

The Board of Directors recommends a vote FOR the	2. To ratify or reject the election of
following proposals:	Virchow, Krause & Company, LLP	For	Against	Abstain
as independent auditors to audit
	the financial statements of the	(_)	(_)	(_)
Company for the year ending
December 31, 2006.

1. ELECTION OF DIRECTORS:	For All	Withhold All	For All Except as indicated below
(a) Directors elected by holders	(_)	(_)	(_)	3. IN THEIR DISCRETION, THE PROXIES ARE
of Preferred Stock and Common				AUTHORIZED TO VOTE UPON SUCH OTHER
Stock Voting together				BUSINESS AS MAY PROPERLY COME BEFORE
Salvatore L. Bando Kenneth A. Werner, Jr.				THE MEETING OR ANY ADJOURNMENT
OR POSTPONEMENT THEREOF.
(b) Directors elected by holders
of Preferred Stock Voting as a
separate class
Peter A. Fischer David A. Geraldson

Check appropriate box
Indicate changes below:
_______________________________________ (Instructions: To withhold authority to vote for any	Address Change? [_]	Name Change? [_]
indicated nominee, write the nominee(s) name above.)
Date: ____________, 2006

______________________________________________ Signature of Shareholder
______________________________________________ Signature, if held jointly
Please sign exactly as your name appears, at left. Joint
owners should each sign personally. When signing as
attorney, executor, administrator, trustee or in a similar
capacity, give full title as such. If a corporation,
please sign in full corporate name by the president or
other authorized officer. If a partnership, please sign in
partnership name by authorized person

« FOLD AND DETACH HERE »

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENCLOSED ENVELOPE PROVIDED.